SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2007

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

As previously reported, on October 30, 2007, the Missouri Supreme Court issued an opinion directing the Missouri Public Service Commission (MPSC) to vacate its December 29, 2006 order approving The Empire District Electric Company's (“Empire”) tariffs and allow the Office of Public Counsel a reasonable time to prepare and file an application for rehearing. The Court did not examine the lawfulness or reasonableness of the substance of the MPSC’s December 29, 2006 order approving tariffs, and considered only the timing of the issuance of the order. The Court also did not consider the underlying tariffed rates which continue in force and in effect. Acting upon this opinion, the MPSC issued an order on December 4, 2007, effective December 14, 2007, vacating the December 29, 2006 order and re-approving the tariffs and the same resulting increase in rates. The MPSC stated that its vacating of the December 29, 2006 order would not affect any of the rates charged by Empire prior to the order being vacated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By /s/ Ronald F. Gatz
Name: Ronald F. Gatz
Title: Vice President & COO - Gas

Dated: December 6, 2007

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